Exhibit 23.1

AUDITOR'S CONSENT

We hereby consent to the use in this registration Statement on Form S-1 of our report dated June 18, 2010, relating to the financial statements of Minera Licancabur S.A. for the years ended March 31, 2010 and 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Schwartz Levitsky Feldman llp
Toronto, Canada	Chartered Accountants
July 16, 2010	Licensed Public Accountants